China Direct Industries Reports Financial Results for the Nine Month Transition Period Ended September 30, 2009

-Fiscal year 2009 revenue of $ 68.6 million
-Fiscal year 2009 non-GAAP net loss of ($5.8) million or a loss per share of ($0.23)
-Fiscal year 2009 GAAP net loss of ($27.9) million inclusive of ($22.0) million non-cash items or a loss per share of ($1.13)
-Total Cash of $12.9 million with shareholder equity of $46.4 million at September 30, 2009

Deerfield Beach, Fla., December 31, 2009 – China Direct Industries, Inc. (“China Direct Industries”) (NASDAQ: CDII), a U.S. owned holding company operating in China in two core business segments, pure magnesium production and distribution of basic materials, announced today its financial results for the nine month fiscal transition year ended September 30, 2009.

Financial Highlights

For the nine month transition period from January 1, 2009 to September 30, 2009 (the “2009 transition period”), revenue was $68.6 million.  Revenue from continuing operations improved to $28.5 million in the three month period ended September 30, 2009 up 44% sequentially from the $19.8 million recorded from continuing operations in the three month period ended June 30, 2009.  Additionally, our magnesium segment returned to a positive gross margin in the three month period ended September 30, 2009.  The net loss for the 2009 transition period was ($5.8) million (excluding non-cash items related to other than temporary impairment assets, other impairment charges related to loan write-offs, employee share based compensation and reserves for discontinued operations).This resulted in a non-GAAP loss of ($0.23) per diluted and basic share.  The net loss on a GAAP basis, including the ($22) million in non cash items stated above was ($27.9) million or a loss of ($1.13) per diluted and basic share.  This compares to revenue of $183.7 million for the first nine months of 2008 (unaudited) and $222.6 million for the calendar year of 2008. GAAP net income attributable to common stockholders of $11.7 million for the first nine months of 2008 (unaudited) and $1.6 million for the calendar year 2008 resulting in GAAP net income of $0.47 per diluted share for the first nine months of 2008 (unaudited) and $0.06 per diluted share for the calendar year 2009.

The decrease in overall performance in the 2009 transition period was largely driven by the lingering effects of the global economic recession particularly in our magnesium segment and consulting segment.  The demand for magnesium showed sharp declines at the end of calendar 2009 resulting in unexpected delays in shipments and substantial price declines in the spot market. As a result, management idled production and substantially reduced its workforce in this segment.  The weakness in demand from end market customers in the steel, die casting for automobile parts and aluminum alloying industries was pervasive throughout the 2009 transition period.  Management has recently reinitiated production at several of its magnesium facilities and sees prices and demand for pure magnesium firming in fiscal 2010 as world markets continue to show signs of an economic recovery.

Balance Sheet

At September 30, 2009, total assets were $80.5 million and shareholder equity was $46.4 million with 27.2 million shares outstanding.  At December 31, 2008, total assets were $107.4 million and shareholder equity of $58.0 million with 23.5 million shares outstanding.  At September 30, 2009 cash and cash equivalents were $12.9 million and working capital was $31.0 million.  At December 31, 2008 cash and cash equivalents were $14.0 million and working capital was $37.5 million. The decreases are largely attributable to write downs related to other than temporary impairment of securities, other impairment charges related to loans as well as reserves taken for discontinued operations.

Conference Call

During the 2009 transition period the global economic environment remained extremely weak and end market visibility was limited. We remain well positioned in China and well capitalized with no debt and no current need for additional capital to fund its current operations. As visibility has begun to improve we will further discuss our results as well as our outlook for fiscal 2010 during the conference call today, December 31, 2009 at 4:30 PM EST.

Commenting on the year, Dr. James Wang, Chairman and CEO of China Direct, Inc. stated, “The 2009 transition period was a very challenging time for us as the global weakness in demand for magnesium sent a shockwave through the industry.  We are confident that our investment in magnesium and consolidation plans will position us for a strong reacceleration in growth as the worldwide markets continue to stabilize and recover.  We see small poorly capitalized suppliers continue to fold and environmental restrictions remove other suppliers from the market setting the stage for a constrained supply landscape as demand gradually returns to more normalized levels. We feel strongly that our IMG branding, coupled with our consolidation efforts, will enable us to become the premier supplier of magnesium in world.  We also believe that we will see significant improvements in our consulting operations and significant contribution from our CDII Trading operations in 2010 as we continue to shift our focus from survival to the reacceleration of growth.  Management is committed to our business plan in China and is confident that we will emerge from this challenging time to grow and thrive in the coming years as a stronger and more focused organization capable of quickly adapting to an ever changing global economy.”

China Direct Industries Conference Call to discuss the Company's financial results for the full year of 2009.

The conference call will take place at 4:30 p.m. EST on Thursday December 31st, 2009. Anyone interested in participating should call (877) 407-9205 if calling within the United States or (201) 689-8054  if calling internationally approximately 5 to 10 minutes prior to 4:30 p.m. Participants should ask for the China Direct Industries Fiscal 2009 Financial Results conference call.

This call is being webcast and can be accessed at China Direct's website at http://www.cdii.net/calendar-of-events.  The webcast may also be accessed at http://www.investorcalendar.com/IC/CEPage.asp?ID=153645.  The playback of the webcast can be accessed through China Direct Industries website until December 31, 2010. To access the webcast, you will need to have the Windows Media Player on your desktop. For the free download of the Media Player, please visit: http://www.microsoft.com/windows/windowsmedia/en/download/default.asp

About China Direct Industries, Inc.

China Direct Industries, Inc. (NASDAQ: CDII), is a U.S. owned holding company operating in China in two core business segments, pure magnesium production and distribution and distribution of basic materials in China. China Direct Industries also provides advisory services to China based companies in competing in the global economy. Headquartered in Deerfield Beach, Florida, China Direct Industries operates 10 subsidiaries throughout China. This infrastructure creates a platform to expand business opportunities globally while effectively and efficiently accessing the U.S. capital markets. For more information about China Direct Industries, please visit http://www.cdii.net.

Contact Information:

For the Company:

China Direct Industries, Inc.
Richard Galterio or Lillian Wong
Investor Relations
Phone: 1-877-China-57
Email: richard.galterio@cdii.net
lillian.wong@cdii.net

CHINA DIRECT INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET

	September 30,2009	December 31, 2008
ASSETS		Restated
Current Assets:
Cash and cash equivalents	$12,851,310	14,000,185
Investment in marketable securities available for sale	4,984,351	7,569,333
Investment in marketable securities available for sale - related party	604,686	160,459
Investment in subsidiaries -- cost method	290,864	290,864
Accounts receivable, net of allowance of $745,786 and $500,000 at September 30, 2009 and December 31, 2008, respectively	8,195,916	9,448,463
Accounts receivable - related parties	2,355,059	1,676,191
Inventories, net	5,806,722	6,288,378
Prepaid expenses and other current assets	5,092,205	7,985,134
Prepaid expenses - related parties	5,823,039	7,617,887
Loans receivable - related parties	1,094,142	1,652,728
Other receivable - related parties	-	35,710
Current assets of discontinued operations (see Note 20)	51,345	3,016,492
Total current assets	47,149,639	59,741,824
Restricted cash	722,324	846,197
Property, plant and equipment, net	31,331,992	31,223,840
Prepaid expenses and other assets	1,836	500,000
Property use rights, net	1,113,902	495,199
Long-lived assets of discontinued operations (see Note 20)	196,078	14,572,348
Total assets	$80,515,770	$107,379,408
LIABILITIES AND EQUITY
Current Liabilities:
Loans payable-short term	$1,521,002	933,735
Accounts payable and accrued expenses	7,708,730	7,681,884
Accounts payable-related parties	51,716	7,516,728
Advances from customers	2,007,137	1,545,273
Other payables	3,072,238	1,607,254
Taxes payable	1,130,907	354,875
Due to related parties	399,629	978,739
Current liabilities of discontinued operations (see Note 20)	300,000	1,609,479
Total current liabilities	16,191,359	22,227,967
Loans payable-long term	-	186,018
Total Liabilities	16,191,359	22,413,985
China Direct Industries, Inc. stockholders' equity
Preferred Stock: $.0001 par value, stated value $1,000 per share; 1,006 shares outstanding at September 30, 2009 and December 31, 2008, respectively.	1,006,250	1,006,250
Common Stock: $.0001 par value; 27,189,719 and 23,530,642 outstanding at September 30, 2009 and December 31, 2008, respectively.	2,719	2,353
Additional paid-in capital	57,492,755	51,701,293
Deferred compensation	-	(11,000)
Accumulated other comprehensive income (loss)	2,078,599	(8,317,488)
(Accumulated deficit) retained earnings	(14,205,086)	13,643,874
Total China Direct Industries, Inc. stockholders' equity	46,375,238	58,025,282
Noncontrolling interests	18,249,174	26,940,141
Total Equity	64,624,412	84,965,423
Total liabilities and equity	$80,515,770	$107,379,408

CHINA DIRECT INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine months ended September 30, 2009	Nine months ended September 30, 2008	Twelve months ended December 31, 2008
		Unaudited	Restated
Revenues	$57,088,400	$180,521,387	$205,872,196
Revenues-related parties	11,541,914	3,144,366	16,750,008
Total revenues	68,630,313	183,665,753	222,622,204
Cost of revenues	66,349,604	152,125,418	192,074,240
Gross profit	2,280,710	31,540,335	30,547,964
Operating expenses:
Selling, general, and administrative	10,938,867	6,708,229	10,451,865
Operating (loss) income	(8,658,157)	24,832,106	20,096,099
Other income (expense):
Other (expenses) income	(119,313)	339,376	350,035
Other impairment charges	(1,753,744)	-	-
Interest income	283,288	349,731	292,259
Realized loss on sale of marketable securities	(1,909,056)	(38,105)	(136,923)
Realized loss	(9,466,329)		(7,521,088)
Realized gain on sale subsidiaries	-	-	238,671
Total other (expense) income	(12,965,155)	651,002	(6,777,046)
Net (loss) income from continuing operations before income taxes	(21,623,311)	25,483,108	13,319,053
Income tax benefit	21,165	10,460	118,351
Net (loss) income from continuing operations, net of income taxed	(21,602,146)	25,493,568	13,437,404
(Loss) income from discontinued operations (See Note 20)	(1,194,767)	1,561,719	645,475
Provisional reserve of discontinued operations (See Note 20)	(7,362,039)	-	-
Net (loss) income	(30,158,952)	27,055,287	14,082,879
Net loss (income) attributable to noncontrolling interests-discontinued operations	585,436	(738,478)	(289,517)
Net loss (income) attributable to noncontrolling interests	1,714,521	(8,163,645)	(5,788,288)
Net (loss) income attributable to China Direct Industries, Inc.	(27,858,995)	18,153,164	8,005,074

Deduct dividends on Series A Preferred Stock:
Preferred stock dividend	(80,925)	(1,209,702)	(1,229,937)
Relative fair value of detachable warrants issued	-	(2,765,946)	(2,765,946)
Preferred stock beneficial conversion feature	-	(2,451,446)	(2,451,446)
Net (loss) income attributable to common stockholders	$(27,939,920)	$11,726,070	$1,557,745

Basic and diluted (loss) income per common share
Basic	$(1.13)	$0.52	$0.07
Diluted	$(1.13)	$0.47	$0.06
Basic weighted average common shares outstanding	24,802,730	22,403,054	22,403,054
Diluted weighted average common shares outstanding	24,802,730	24,687,015	24,687,015

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

The following table reconciles the calculation of net income per share on a basic and fully diluted basis from the amounts reported in accordance with generally accepted accounting principles ("GAAP") to such amounts before giving effect to employee share-based compensation expense and the fair value of warrants granted for services, provisional reserve for discontinued operations, other impairment charges – prepaid expenses and other current assets, realized loss on sale of marketable securities and realized loss on other-than-temporary-impairment on marketable securities. This disclosure is being provided as we believe it is meaningful to our investors and other interested parties to understand our operating performance on a consistent basis without regard to the anti-dilutive effects of the timing of these items. The presentation of the non-GAAP information titled "Non-GAAP net income” and "Non-GAAP loss” is not meant to be considered in isolation or as a substitute for net income or diluted income per share prepared in accordance with GAAP.

	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2008
		Unaudited
GAAP net income attributable to China Direct Industries	$(27,858,995)	$18,153,164
Restricted Share-based compensation expenses - Employees (1)	1,694,277	1,672,263
Provisional reserve for discontinued operations (2)	7,362,039	-
Other impairment charges – Prepaid expenses and other current assets (3)	1,753,744	-
Realized loss on sale of marketable securities (4)	1,909,057	38,105
Realized loss on Other-Than-Temporary-Impairment on Marketable Securities (5)	9,466,329	-
Non-GAAP net income	$(5,673,549)	$19,863,532

GAAP Earnings applicable to common stockholders	$(27,939,920)	$11,726,070
GAAP Basic EPS	(1.13)	0.52
GAAP Diluted EPS	(1.13)	0.49
Non-GAAP net income reconciliation total (1)+(2)+(3)+(4)+(5)	22,185,446	1,710,368
Non-cash deducted related to Preferred Stock issuance:
Relative Fair Value of warrants		2,765,946
Beneficial Conversion Feature		2,451,446
Non-GAAP Earnings applicable to common stockholders	(5,754,474)	18,653,830
Non-GAAP Basic EPS	(0.23)	0.83
Non-GAAP Diluted EPS	$(0.23)	$0.77
Shares used in basic net income per-share calculation - GAAP	24,802,730	22,403,054
Shares used in basic net income per-share calculation - Non-GAAP	24,802,730	22,403,054
Shares used in diluted net income per-share calculation - GAAP	24,802,730	24,160,683
Shares used in diluted net income per-share calculation - Non-GAAP	24,802,730	24,160,683

DISCLOSURE NOTICE:

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, China Direct Industries, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intends,” “plans,” “believes” and “projects”) may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our expectations regarding the growth in our magnesium segment, our ability to compete with other magnesium producers and our expected growth in our steel and non-ferrous distribution business. In addition, any such statements are qualified in their entirety by reference to, and are accompanied by, the following key factors that have a direct bearing on our results of operations:

•	Continued global economic weakness is expected to reduce demand for our products in each of our segments.
•	Fluctuations in the pricing and availability of magnesium and in levels of customer demand.
•	Changes in the prices of magnesium and magnesium-related products.
•	Our ability to implement our acquisition strategy of growing our business through increased magnesium production capacity and acquisitions.
•	Fluctuations in the cost or availability of coke gas and coal.
•	Loss of orders from any of our major customers.
•	The value of the equity securities we accept as compensation is subject to adjustment which could result in losses to us in future periods.
•	Our ability to effectively integrate our acquisitions and to manage our growth and our inability to fully realize any anticipated benefits of acquired business.
•
Our need for additional financing which we may not be able to obtain on acceptable terms, the dilutive effect additional capital raising efforts in future periods may have on our current shareholders and the increased interest expense in future periods related to additional debt financing.

•	Our dependence on certain key personnel.
•	Difficulties we have in establishing adequate management, cash, legal and financial controls in the PRC.
•	Our ability to maintain an effective system of internal control over financial reporting.
•
The lack various legal protections in certain agreements to which we are a party and which are material to our operations which are customarily contained in similar contracts prepared in the United States.

•	Potential impact of PRC regulations on our intercompany loans.
•	Our ability to assure that related party transactions are fair to our company.
•
Yuwei Huang, our executive vice president – magnesium, director and an officer of several of our magnesium subsidiaries and his daughter Lifei Huang is also an owner and executive officer of several companies which directly compete with our magnesium business.

•	The impact of a loss of our land use rights.
•	Our ability to comply with the United States Foreign Corrupt Practices Act which could subject us to penalties and other adverse consequences.
•	Limits under the Investment Company Act of 1940 on the value of securities we can accept as payment for our business consulting services.
•	Our acquisition efforts in future periods may be dilutive to our then current shareholders.
•	The risks and hazards inherent in the mining industry on the operations of our basic materials segment.
•	Our inability to enforce our rights due to policies regarding the regulation of foreign investments in China.
•	The impact of environmental and safety regulations, which may increase our compliance costs and reduce our overall profitability.
•	The effect of changes resulting from the political and economic policies of the Chinese government on our assets and operations located in the PRC.
•	The impact of Chinese economic reform policies.
•	The influence of the Chinese government over the manner in which our Chinese subsidiaries must conduct our business activities.
•	The impact on future inflation in China on economic activity in China.
•	The impact of any recurrence of severe acute respiratory syndrome, or SAR’s, or another widespread public health problem.
•	The limitation on our ability to receive and use our revenues effectively as a result of restrictions on currency exchange in China.
•	Delisting of our securities by NASDAQ from quotation on its exchange could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
•	Recent substantial declines in the market price for shares of our common stock and continued highly volatile and wide market price fluctuations.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Transition Report on Form 10-K for the fiscal year ended September 30, 2009 and our reports on Form 10-Q.